Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	Chief Operating Officer and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST TO ACQUIRE
30-HOTEL PORTFOLIO FOR $465 MILLION

REPORTS FIRST QUARTER REVPAR
INCREASE OF 12.5%

Acquisition Highlights:

•	Acquired at a trailing twelve month net operating income cap rate of approximately 8.4%
•	Price per key of $107,000
•	Comprised of 30 select service Marriott branded and managed hotels in 27 markets across 16 states
•	Fixed rate financing proceeds of $370 million at 5.32% for 10 years locks in favorable leveraged returns
•	Ashford’s direct hotel portfolio to increase to 82 assets totaling 13,244 rooms
•	Upon closing, Ashford’s total investments to reach $1.4 billion placing Ashford as one of the largest publicly traded hotel REITs

First Quarter Highlights:

•	RevPAR increases 12.5% in first quarter 2005 for the Company’s core hotels not under renovation and 8.9% for the entire core portfolio

DALLAS - (April 27, 2005) - Ashford Hospitality Trust, Inc. (NYSE: AHT) announced it has signed a definitive agreement to acquire a 30-property, 4,328-room hotel portfolio from CNL Hotels and Resorts for $465 million in cash. The purchase price equates to a trailing twelve-month net operating income capitalization rate of approximately 8.4% on the entire 30-hotel portfolio.

The portfolio consists of 13 Residence Inns by Marriott in 9 states; 6 Courtyards by Marriott in 5 states; 7 TownePlace Suites by Marriott in 6 states; and 4 SpringHill Suites by Marriott in 3 states. The hotels in the portfolio have an average age of 8.9 years with a majority of the hotels built between 1997 and 2000. For 2004, the portfolio’s occupancy improved by 340 basis points to 75.1%, ADR increased 5.6% to $93.65, and RevPAR increased 10.5% to $70.37. For the first quarter of 2005, RevPAR for the portfolio increased 15.6% over the first quarter 2004. Marriott International will continue to operate the hotels under an incentive management agreement.

For 2005 and 2006, the Company projects investing, including the normal reserves, a total of approximately $34 million in capital expenditures comprised of approximately $18 million to be committed in 2005 and approximately $16 million to be committed in 2006. The scope and

-MORE-

14185 Dallas Parkway, Suite 1100, Dallas, TX 75254  Phone: (972) 490-9600

AHT to Acquire 30-Hotel Portfolio

April 27, 2005

completion dates vary by property, but the majority of the work is concentrated in the 13 Residence Inns and the 7 TownePlace Suites.

The Company intends to fund the transaction from several sources including: a financing commitment from Merrill Lynch Mortgage Lending, Inc. for $370 million at a fixed rate locked at 5.32%, undrawn proceeds from Security Capital’s remaining convertible preferred or participation in Ashford’s January common stock offering, revolver capacity or cash on the balance sheet.

Upon closing, Ashford Hospitality Trust will own 82 hotels containing 13,244 rooms. Seventy-six percent (76%) of the hotels are Marriott, Hilton, Starwood and Hyatt branded. With the addition of these assets to the Company, 50% of the portfolio will be full service, and 50% will be select service. Thirty-one percent (31%) will be upper-upscale, 54% upscale, and 15% mid-scale. The Company’s debt will be 77% fixed rate and 23% floating rate. Ninety-five percent (95%) of the total debt is fixed, capped or hedged. The Company’s direct hotel investments will be managed by seven different managers.

Monty J. Bennett, President and CEO of Ashford Hospitality Trust, said, “This transaction demonstrates Ashford’s broad market strategy of combining solid hotel assets with financial engineering to deliver high returns on invested capital to our shareholders. While our most recent large portfolio transaction was almost entirely full-service, this select service and extended stay acquisition exemplifies the diversity of our investment objectives and market reach. These assets contribute to our growing portfolio of strong RevPAR-performing, geographically-diversified, premier-branded assets. Through this transaction, we have also further diversified our property managers with the addition of Marriott International. With the opportunity for Marriott to participate in an incentive participation structure, we expect Marriott to continue to aggressively expand the RevPAR penetration of these properties within their competitive sets. We are pleased to expand our portfolio with this attractive yielding and diversified portfolio.

“Regarding our existing portfolio, our first quarter RevPAR gains reflect the benefits of our capital expenditures and aggressive asset management. We acquired our assets at going-in yields at the high end of our targeted range and continue to see acceleration in performance.”

* * * * *

Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the expectation that the

-MORE-

AHT to Acquire 30-Hotel Portfolio

April 27, 2005

transaction will close in June 2005, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition andcurrent market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

-END-